                                                                    EXHIBIT 10.7

THIS INDENTURE, Made the 23rd day of December A.D. one thousand nine hundred and ninety-four BETWEEN SEABOARD SUPPLY CO of the first part, and MONSEY PRODUCTS CO. of the second part, WITNESSETH, That the said party of the first part has let, and by these presents does grant, demise and to farm let unto the said party of the second part, that certain portion of a warehouse set forth in Exhibit "A" hereto located at 39 S. 20th St., Irvington, NJ 07111 with the appurtenances from December 31, 1994 to December 31, 1999 unless terminated in accordance with the provisions set forth in the addendum attached hereto and made part hereof at the rent or sum of Twenty-eight thousand dollars ($28,000.00) per annum, to be paid as follows: Twenty-three hundred thirty-three dollars and thirty-three cents ($2,333.33) on the commencement date of this lease and an equal amount on each monthly anniversary date thereafter and to continue until termination of lease.

PROVIDED, that if any rent shall be due and unpaid, or if default shall be made in any of the covenants herein contained, then this lease shall cease and become void, and it shall be lawful for the said party of the first part, without notice, and without any demand for said rent, to re-enter the said premises and remove all persons therefrom, or to proceed by action for the recovery of the possession thereof, or otherwise howsoever.

AND the said party of the second part does hereby covenant and agree to and with the said party of the first part, to pay the said rent in the proportions and upon the conditions aforesaid; and not to assign this lease, and not to underlet said premises, or any part thereof, nor to permit any person or persons to occupy the same, or any part thereof, nor use or permit any part thereof to be used for any other purpose than warehousing nor make or offer to be made any alterations therein, without the written consent of the said party of the first part; and also, at the expiration of said term, to yield up and surrender the possession thereof, with the appurtenances, in as good state and condition as the same now are, or may be put into by the said party of the first part, reasonable wear and tear thereof and accidents happening by fire or other casualties excepted.

     See addendum attached hereto consisting of 13 pages.

AND the said party of the first part does covenant that the said party of othe second part, on paying the said rent and performing the covenants aforesaid, shall and may, peaceably and quietly have, hold and enjoy the said demised premises for the term aforesaid.

IN WITNESS WHEREOF, the said parties have interchangeably set their hands and seals hereto the day and year first abore written.

SIGNED, SEALED AND DELIVERED
    In the presence of:                      SEABOARD SUPPLY CO.

                                             by: /s/ Donald Levitt
-------------------------------                 ---------------------------
                                                 Donald Levitt
                                                 MONSEY PRODUCTS CO.

                        Addendum To Lease Agreement
                          dated December ___, 1994
                               by and between
                    SEABOARD SUPPLY CO. ("Landlord") and
                       MONSEY PRODUCTS CO. ("Tenant")
              _______________________________________________

     1. Landlord shall keep in force at its own expense, public liability insurance in companies reasonably acceptable to Tenant and naming as insured both Landlord and Tenant, with minimum limits of $1,000,000 on account of bodily injuries to or death of one person; $3,000,000 on account of bodily injuries to or death of more than one person as a result of any one accident or disaster, and $250,000 on account of damage to property, and Landlord will further deposit a certificate thereof with Tenant.

     2. Tenant shall be responsible to keep in force at its own expense insurance covering the contents in the leased premises owned by Tenant.

     3. Landlord and Tenant waive any and all right of recovery against each of the other for damage to the demised premises or loss to property therein occurring from fire or other casualty covered by standard fire insurance policies with extended coverage, provided that each waiver shall be effective and binding only to the extent that such insurance covering the damage is in force permitting such waiver and to the extent actual recovery is had thereon. Each of the foregoing shall have such waiver in its policies.

     4. Landlord at its sole expense shall make available the services of a warehouseman to the Tenant to perform certain duties for Tenant, which duties shall not consume more than twenty (20) hours per week. The warehouseman shall be employed by Landlord and shall not be an employee of Tenant.

     5. The cost of utilities (other than telephone) and repairs and maintenance shall be borne by Landlord, other than those repairs which are Tenant's responsibility pursuant to addendum paragraph 10.

     6. Tenant may terminate this agreement at any time if Landlord is in default of a certain "Sale of Assets Agreement" dated this date between Landlord and Tenant. Further, Tenant may terminate this agreement without cause during the third and subsequent years of the original term of this Lease Agreement by giving Landlord at least sixty (60) days prior written notice of its intent to terminate and making the following payments to Landlord as liquidated damages:

     Termination during third year -    $15,000.00

             "              "        fourth year  -    $10,000.00

             "              "        fifth year   -    $  5,000.00

     7.   Tenant shall have the right to extend the term of this Lease for five
(5) additional consecutive one (1) year option terms:

          A. Tenant shall notify Landlord in writing by certified mail, return receipt requested, of Tenant's election to exercise such right at least ninety
(90) days prior to the expiration of the original Lease term or the then existing option term.

          B. Such option terms shall be under the same terms, covenants and conditions as in this Lease, except that the annual rent for the option terms shall be:

          December ___, 1999 to December ___, 2000  -   $29,400.00

          December ___, 2000 to December ___, 2001  -   $30,870.00

          December ___, 2001 to December ___, 2002  -   $32,415.00

          December ___, 2002 to December ___, 2003  -   $34,035.00

          December ___, 2003 to December ___, 2004  -   $35,735.00

     8.   USE

          The Tenant warrants and represents that its use and occupancy of the Demised Premises is for the storage and wholesale distribution of roofing cements and roof covering products and that no manufacturing of any kind will occur at the demised premises. Tenant's Standard Industrial Classification ("SLC") number is 5033 as defined in the Standard Classification Manual published by the Executive Office of the President, The Office of Management and Budget (1987 ed.) as may, from time to time, be amended or supplemented. Tenant's or any permitted sub-tenant's use and occupancy of the Demised Premises during the entire term of this Lease Agreement is restricted to use for the warehousing and distribution of roofing cements and roof covering products.

     9.   LATE CHARGES

          In the event that Tenant fails to pay base rent, additional rent, or any other sums due from Tenant under the terms of this Lease Agreement by 4:30 p.m. on the sixth of the month in which said base rent, additional rent or other sums are due, then Tenant shall pay Landlord, as additional rent, a late charge equal to five percent (5%) of all base rent, additional rent and other sums due and unpaid. Said late charge shall be and become additional rent due and owing on the first day of the next month.

     10.  REPAIRS AND MAINTENANCE

          a) During the term of this Lease Agreement, Tenant, at its own cost and expense, shall make all repairs and replacement to the Demised Premises necessitated by damage to the Demised Premises by Tenant's operations, including without limitation damage from or caused by Tenant's vehicles and Tenant's storage or distribution of Tenant's products.

          b) Tenant covenants and agrees that it shall not cause or permit any waste or damage to the Demised Premises. Tenant shall, at the expiration or earlier termination of the Lease Agreement, deliver up the Demised Premises in good order and condition, ordinary wear and tear excepted, and excepting repairs and maintenance which are Landlord's responsibility under Paragraph 5 of this addendum.

     11.  COMPLIANCE WITH LAWS

          Tenant shall during the term of this Lease Agreement, promptly comply with all laws, ordinances, rules, regulations, requirements, orders, decrees, and directives of any and all governmental or public authorities having jurisdiction over the Demised Premises, applicable to or affecting the Demised Premises, and/or Tenant's use and occupancy of the Demised Premises.

     12.  ASSIGNMENT/SUBLETTING

          a) The Tenant shall not mortgage or hypothecate this Lease Agreement. The Tenant shall not occupy or use all or any part of the Demised Premises, nor permit or suffer the Demised Premises to be occupied or used, for any purpose other than as provided in the Use paragraph of this Lease Agreement, nor for any purpose deemed unlawful, disreputable, or extra hazardous, on account of fire or other casualty.

          b) Tenant may not assign this Lease Agreement without the prior written consent of the Landlord; provided, however, that if this Lease Agreement is nevertheless assigned to any persons or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), such assignee shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease Agreement on and after the date of such assignment and shall upon demand execute and deliver to Landlord an instrument confirming such assignment; and provided further that any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust by the assignee for the benefit of Landlord and be promptly paid or delivered to Landlord.

          The written consent of Landlord shall not be required for any assignment of this Lease Agreement to Tenant's successor or to any wholly owned subsidiary of Tenant, however, in the event of an assignment of this Lease Agreement to a wholly owned subsidiary, Tenant and its assignee shall be and remain liable for the observance and performance of all the covenants, provisions and obligations of this Lease Agreement, including, but not limited to the payment of rent reserved herein, through the entire term of this Lease Agreement, as the same may be renewed, extended or otherwise modified.

          c) In any event, the acceptance by the Landlord of any rent from any subtenant or the failure of the Landlord to insist upon a strict performance of any of the terms, conditions, and covenants herein shall not release the Tenant herein, nor any sublessee, from any of the obligations herein during and for the entire term of this Lease Agreement.

     13.  ATTORNEY FEES

          In the event Tenant shall request the consent of Landlord for any action that Tenant proposes to undertake, or should Landlord resort to, then Tenant shall pay, as additional rent, Landlord's attorneys' fees reasonably incurred in connection therewith. Said attorneys' fees shall be due and payable as additional rent thirty (30) days after presentation of invoices for same to Tenant by Landlord.

     14.  LANDLORD'S ACCESS

          a) The Landlord and/or its agents shall have the right to enter the Demised Premises at all times for emergency purposes. The Landlord shall be allowed to take all material into and upon the Demised Premises that may be required therefore without the same constituting an eviction of the Tenant in whole or in part. Neither Landlord's right of entry or exercise of said right of entry shall be deemed to impose upon the Landlord any obligation, responsibility, or liability for the care, supervision, or repair of the Demised Premises. All costs and expenses incurred by Landlord in response to emergency conditions caused by Tenant or its invitees shall constitute and be additional rent due and payable by Tenant to Landlord thirty (30) days after the provision of written invoices for same to Tenant by Landlord.

          b) Landlord and/or its agents shall have the right to enter the Demised Premises at reasonable hours to inspect same at any time during the term of this Lease Agreement.

     15.  RIGHT TO EXHIBIT

          Landlord and/or Landlord's agents, employees or representatives shall have the right to show the Demised Premises during the term of this Lease Agreement to persons wishing to lease or purchase it. Landlord or Landlord's agents, employees or other representatives shall have the right within the last six (6) months of the term of this Lease Agreement to show premises to persons wishing to lease it and to place notices on any part of the Demised Premises, offering the Demised Premises for lease or for sale, and Tenant shall permit the signs to remain without hindrance or molestation, provided that such signs do not inhibit Tenant's normal business activities.

     16.  NON-LIABILITY OF LANDLORD

          It is expressly understood and agreed by and between the parties to this Lease Agreement that the Tenant shall assume all risk of damage to its property, equipment and fixtures occurring in or about the Demised Premises, whatever the cause of such damage or casualty.

     17.  NOTICES

          All notices and exercises of options or rights required or permitted under this Lease Agreement shall be given in writing and shall be sent by certified or registered mail, return receipt requested; addressed as follows:

          If to Landlord:     Seaboard Supply Co.
                              317 Nye Avenue
                              Irvington, New Jersey
                              Attention:  Donald Levitt

          If to Tenant:       Monsey Products Co.
                              Cold Stream Rd., Box 368
                              Kimberton, PA  19442-0368
                              Attention:  J. Michael McFadden

          The Landlord and Tenant may, by notice given in the same manner set forth above, designate a further or different address to which subsequent notices shall be sent. All notices given in the manner designated in this paragraph shall be deemed given, and the applicable time periods triggered by any such notice shall be deemed to begin, when said notice is either received or refused.

     18.  DEFAULT

          a) In the event that Tenant shall fail to pay the base rent or any additional rent (as such term is defined from time to time herein) herein reserved at the time and in the manner herein specified, or any part thereof, and if such failure shall continue for ten (10) days following written notice thereof from Landlord to Tenant, Tenant shall, without any further specific notice from Landlord to Tenant, be considered in default of this Lease Agreement, and Landlord shall have all rights hereinafter provided. Only one written default notice shall be required in any twelve month period for base rent. In the event of more than one late payment of base rent during said period, no specific notice shall be required; and the default shall be considered to have occurred when the base rent payment is ten (10) days past due.

          b) In the event that Tenant shall fail to reasonably perform any other of the terms and conditions of this Lease Agreement to be performed by Tenant, or if the Demised Premises shall be deserted or vacated, such occurrence shall be considered a non-monetary default of this Lease Agreement. In the event that Tenant has not cured any non-monetary default within thirty (30) days of Tenant's receipt of written notice of said default from Landlord, Tenant shall be considered in default of this Lease Agreement and Landlord shall have all rights hereinafter provided, unless said default cannot be cured within thirty (30) days and Tenant has commenced to cure same within that thirty (30) day period and diligently proceeds with the cure to completion.

          c)   In the event of a default by Tenant as set forth in subparagraphs
(a) and (b) above, then Landlord may terminate this Lease Agreement not less than ten (10) business days' notice to Tenant, and on the date specified in said notice, Tenant's right to possession of the Demised Premises shall cease, and Tenant shall then quit and surrender the Demised Premises to Landlord. If this Lease Agreement shall have been so terminated by Landlord, Landlord may at any time thereafter resume possession of the Premises by any lawful means and remove Tenant or other occupants and their property.

     19.  INSOLVENCY

          In the event that Tenant: (a) ceases to do business as a going concern; (b) makes an assignment for the benefit of creditors; (c) generally fails to pay its debts as they become due or admits in writing its inability to pay its debts as they become due; (d) files a petition commencing a voluntary case under any chapter of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"); (e) is adjudicated an insolvent; (f) files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under the Bankruptcy Code or any other present or future statute, law, rule or regulation; (g) files an answer admitting the material allegations of a petition filed against it in any such proceeding; (h) consents to the filing of such a petition or acquiesces in the appointment of a trustee receiver, custodian or other similar official for it or of all or any substantial part of its assets or properties; or (i) takes any action in preparation of its dissolution or liquidation; or in the event that a case, proceeding or other action shall be instituted against Tenant seeking the entry of an order for relief against Tenant to adjudicate Tenant as a bankrupt or insolvent, or seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief against Tenant under the Bankruptcy code or any other present or future statute, law, rule or regulation, which case, proceeding or other action either results in such entry, adjudication, or issuance or entry of any other order or judgment having a similar effect or remains undismissed for sixty (60) days, or within sixty (60) days after the appointment without Tenant's consent or acquiescence of any trustee, receiver, custodian or other similar official for it or for all or any substantial part of its assets and properties, such appointment shall not be vacated; then and in any of such events, Tenant shall be considered in default of this Lease Agreement, and Landlord may, by notice to Tenant, terminate this Lease Agreement, and upon such notice, Tenant's right to possession of the Demised Premises shall cease and Tenant shall then quit and surrender the Demised Premises.

     20.  NON-WAIVER OF DEFAULT

          No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease Agreement, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of the performance of such covenant, agreement, term, or condition. No consent or waiver, express or implied, by Landlord to or of any breach of any covenant, condition, or duty of Tenant shall be construed as a consent to or waiver of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Landlord.

     21.  ESTOPPEL CERTIFICATE

          At any time and from time to time but on not less than ten (10) days prior written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord, promptly upon request, a certificate certifying:

          a) That this Lease Agreement is unmodified and in full force and effect (or, if there have been any modifications, that this Lease Agreement is in full force and effect as modified, and stating the date and nature of each modification);

          b) The date, if any, to which base rent and other sums payable hereunder have been paid;

          c) That no notice has been received by Tenant of any default which has not been cured except as to defaults specified in such certificate;

          d) Landlord is not in default hereunder, except as to defaults certified in such certificate; and

          e) Such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by any actual or prospective purchaser or mortgagee.

     22.  SURRENDER OF PREMISES

          On the last day, or earlier permitted termination of the lease term, Tenant shall quit and surrender the Demised Premises and shall deliver and surrender the Demised Premises to the Landlord peaceably, together with all alterations, additions and improvements in, to or on the Demised Premises made by Tenant as permitted under this Lease Agreement.

     23.  HOLDING OVER

          If the Tenant shall fail at the expiration or sooner termination of this Lease Agreement to yield up immediate possession of the Demised Premises to the Landlord then Tenant shall pay, for the whole time such possession is withheld, a sum equal to twice the amount of the daily basic rent per day. Acceptance of any such payment by Landlord shall not be deemed a waiver by Landlord of any other rights under this Lease Agreement, at law, or equity of reentry, repossession or ejectment otherwise available to Landlord. Receipt of payment of any monies by Landlord from Tenant during such holding over shall not act as an affirmance of a holdover occupancy nor act as a bar or waiver of the Landlord's right to deem this Lease Agreement terminated and of no further force and effect and pursue its right to obtain the removal of Tenant from the Demised Premises.

     24.  LEASE CLAUSES SEVERABLE

          The terms and conditions, covenants and provisions of this Lease Agreement shall be, and hereby are, deemed to be severable. If any claims hereunder or provisions herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, such invalidity or unenforceability shall not affect the validity of any other clause or provision herein, but such other clauses and provisions shall remain in full force and effect.

     25.  RIGHTS NOT EXCLUSIVE

          The foregoing rights and remedies are not intended to be exclusive but as additional to all rights and remedies Landlord would otherwise have at law or equity. The rights and remedies of Landlord in this Lease Agreement are distinct, separate and cumulative remedies, and no one of such remedies whether or not exercised by Landlord shall be deemed to be an exclusion of any of the others.

     26.  NO VERBAL MODIFICATIONS

          This Lease Agreement contains the entire agreement between the parties. No representative, agent or employee of Landlord or Tenant has been authorized to make any representations or promises with reference to the within letting or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof shall be binding unless reduced to writing and signed by Landlord and Tenant.

     27.  MERGER

          There are no oral understandings, terms, covenants or conditions, and neither party has relied on any other representations, expressed or implied, not contained in this Lease Agreement. All prior understandings, terms, conditions or covenants are merged in this Lease Agreement. No representations or promises shall be binding on the parties hereto, except those representations and promises contained herein or in some future writing signed by the party making such representations or promise(s).

     28.  APPLICABLE LAW

          This lease shall be governed by, construed and enforced in accordance with laws of the State of New Jersey.

     29.  JURISDICTION

          The parties submit to the jurisdiction of the courts of the State of New Jersey.

     30.  WAIVER OF TRIAL BY JURY

          It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action or proceeding brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease Agreement, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, and/or any claim or injury or damage, and any emergency statute or any other statutory remedy. Should Landlord seek recourse to equity to enforce any of its rights under this Lease Agreement, Tenant agrees to waiver any defense which it might otherwise have that Landlord has an adequate remedy at law. Tenant further agrees that it shall not interpose any counterclaim or setoff in a summary proceeding or in any action based, in whole or in part, on nonpayment of rent including base rent and additional rent.

     31.  BINDING EFFECT

          This Lease Agreement is binding upon and shall inure to the benefit of the parties, their legal representatives, successors and permitted assigns.

     32.  PARAGRAPH HEADINGS

          The paragraph headings in this Lease Agreement and the position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease Agreement or any of its provisions.

     33.  NUMBER AND GENDER

          The terms "Landlord" and "Tenant" wherever used herein shall be applicable to one or more persons, as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and/or feminine, and if there be more than one, the obligations hereof shall be joint and several.

     34.  CORPORATE AUTHORITY

          If Tenant is a corporation, Tenant represents and warrants that this Lease Agreement and the Tenant's execution of this Lease Agreement has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease Agreement on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease Agreement on behalf of the corporation, and simultaneous with the execution hereof, Tenant will provide Landlord with a corporate resolution confirming the aforesaid.

     35.  RECORDING

          It is understood and agreed between the parties hereto that neither this Lease Agreement nor any other document memorializing this lease will be recorded.

     36.  SURVIVAL OF OBLIGATION

          It is expressly understood and agreed that in the event there are any obligations of Tenant with respect to payment or performance as required under the terms and conditions of this Lease Agreement that shall have not been performed prior to the expiration or termination of this Lease Agreement in accordance with its terms, such obligation, including without limitation the obligation to make rent adjustments and other lease adjustments, shall survive the expiration or termination of this Lease Agreement and surrender of the Demised Premises by the Tenant to the Landlord.

     37.  QUIET ENJOYMENT

          Landlord covenants that if, and so long as, Tenant pays the rent including base rent and additional rent as herein provided, and performs the covenants hereof, Landlord shall do nothing to affect Tenant's right to peaceably and quietly have, hold, and enjoy the Demised Premises for the term herein mentioned subject to the provisions of this Lease Agreement.

     38.  ENVIRONMENTAL MATTERS

          The Tenant hereby agrees to save harmless, defend, and indemnify the Landlord from and against any and all damages, costs and expenses, including, without limitation, attorneys' fees, incurred for cleanup and remediation necessitated by or resulting from a discharge of an "Hazardous Substance or Waste," within the meaning of the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11, et seq., or a release of any hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. Section 9601, et seq., occurring at or on the Demised Premises subsequent to the commencement of this Lease Agreement, resulting from any activity of Tenant or its invitees.

Attest:                            SEABOARD SUPPLY CO.

                                   By /s/ Donald Levitt
----------------------------          ------------------------------
                                      Donald Levitt

                                   MONSEY PRODUCTS CO.

/s/ John D. O'Keefe                By /s/ J. M. McFadden
----------------------------          ------------------------------
John D. O'Keefe                       J. M. McFadden